Lucky Strike Entertainment Reports First Quarter Results for Fiscal Year 2026 and Increases Common Stock Dividend

RICHMOND, VA. November 4, 2025 – Lucky Strike Entertainment (NYSE: LUCK), one of the world’s premier owner/operators of location-based entertainment, today provided financial results for the first quarter of the 2026 fiscal year, which ended on September 28, 2025.

Quarter Highlights:

•Total revenue increased 12.3% to $292.3 million from $260.2 million in the previous year
•Same Store Revenue decreased 0.4% versus the prior year
•Net loss of $13.8 million versus prior year net income of $23.1 million
•Adjusted EBITDA of $72.7 million versus $62.9 million in the prior year
•From June 30, 2025 through November 4, 2025, we acquired three family entertainment centers and one water park. Total locations in operation as of November 4, 2025 is 369, which reflects the closure of an unprofitable location
•Continued progress on Lucky Strike rebrand initiative with 74 current Lucky Strike locations

“The Company delivered another strong quarter marked by solid execution, disciplined cost management, and meaningful platform expansion. Core retail and league businesses remained resilient, with encouraging digital engagement and clear signs of recovery in events heading into the holiday season. Strategic real estate investments and a major refinancing strengthened the balance sheet and extended financial flexibility, while recent acquisitions in waterparks and family entertainment centers broadened the Company’s footprint and enhance long-term growth potential. The addition of seasoned leaders further deepened the Company’s operational and cultural bench strength, underscoring a continued commitment to people, hospitality, and performance excellence across its expanding entertainment portfolio.” said Thomas Shannon, CEO and Founder of Lucky Strike Entertainment.

Fiscal Year 2026 Guidance
The Company is reaffirming fiscal year 2026 guidance provided on August 28, 2025. We remain focused on delivering profitable growth by driving revenues, expanding operating cash flow, and increasing free cash flow – including FCF/share. Our outlook reflects attractive growth supported by organic operating leverage and increased investment in high-ROI, revenue-generating initiatives. Additionally, recent acquisitions typically take 12-18 months to achieve our company-wide margins. The Company’s fiscal year 2026 performance guidance is presented below.

Total Revenue Growth:            5% to 9%
Total Revenue:     $1,260M to $1,310M
Adjusted EBITDA:     $375M to $415M

Common Stock Dividend Increase
The Board of Directors of Lucky Strike Entertainment declared a quarterly cash dividend of $0.06 per common share for the second quarter of fiscal year 2026. This is an approximate 9% increase over the regular quarterly cash dividend declared in August 2025. The dividend will be payable on December 8, 2025, to stockholders of record on November 24, 2025.

September 2025 Debt Refinancing

On September 22, 2025, the Company refinanced its credit facility. The Company entered into a new $1.2 billion term loan maturing September 22, 2032 and issued $500 million aggregate principal amount of 7.25% senior secured notes due 2032, with the proceeds being used to repay the outstanding amounts under the Company’s revolver and its existing term loans in full, including a bridge term loan entered into in July 2025 related to the acquisition of 58 previously leased properties. In addition, the Company increased its revolving credit commitment by $40 million to an aggregate amount of $425 million. The refinancing extended the maturity of this indebtedness by five years, from 2028 to 2032 and reduced the interest rate on the term loan by 25 basis points.

Investor Webcast Information
Listeners may access an investor webcast hosted by Lucky Strike Entertainment. The webcast and results presentation will be accessible at 5:00 PM ET on November 4, 2025 in the Events & Presentations section of the Lucky Strike Entertainment Investor Relations website at https://ir.luckystrikeent.com/.

About Lucky Strike Entertainment
Lucky Strike Entertainment is one of the world’s premier location-based entertainment platforms. With over 360 locations across North America, Lucky Strike Entertainment provides experiential offerings in bowling, amusements, water parks, and family entertainment centers. The Company also owns the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Lucky Strike Entertainment, please visit IR.LuckyStrikeEnt.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions, and uncertainties, such as statements of our plans, objectives, expectations, intentions, and forecasts. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs, and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; failure to hire and retain qualified employees and personnel; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on August 28, 2025, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue or net income as calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2026 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition-related expenses, share-based compensation, and other items not reflective of the Company's ongoing operations.

Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts, and other.

The Company considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

GAAP Financial Information

Lucky Strike Entertainment Corporation
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	September 28, 2025	June 29, 2025
Assets
Current assets:
Cash and cash equivalents	$31,032	$59,686
Accounts and notes receivable, net	6,607	7,998
Inventories, net	16,125	15,500
Prepaid expenses and other current assets	37,089	29,366
Assets held-for-sale	756	—
Total current assets	91,609	112,550

Property and equipment, net	1,226,853	944,917
Operating lease right of use assets	572,320	588,594
Finance lease right of use assets, net	298,489	507,701
Intangible assets, net	47,849	45,562
Goodwill	863,000	844,351
Deferred income tax asset	75,566	67,919
Other assets	50,150	48,145
Total assets	$3,225,836	$3,159,739

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$144,099	$145,188
Current maturities of long-term debt	3,645	10,162
Current obligations of operating lease liabilities	34,605	33,103
Other current liabilities	12,398	5,932
Total current liabilities	194,747	194,385

Long-term debt, net	1,678,896	1,300,708
Long-term obligations of operating lease liabilities	587,702	606,692
Long-term obligations of finance lease liabilities	414,769	683,161
Long-term financing obligations	451,381	449,215
Earnout liability	32,657	36,183
Other long-term liabilities	56,600	56,307
Deferred income tax liabilities	4,551	4,434
Total liabilities	3,421,303	3,331,085

Commitments and Contingencies

	September 28, 2025	June 29, 2025
Temporary Equity
Series A preferred stock	$130,827	$127,325

Stockholders’ Deficit
Class A common stock	12	12
Class B common stock	6	6
Additional paid-in capital	464,526	472,889
Treasury stock, at cost	(463,596)	(457,917)
Accumulated deficit	(326,979)	(313,181)
Accumulated other comprehensive loss	(263)	(480)
Total stockholders’ deficit	(326,294)	(298,671)
Total liabilities, temporary equity and stockholders’ deficit	$3,225,836	$3,159,739

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024
Revenues
Bowling	$125,270	$122,203
Food & beverage	96,129	88,039
Amusement & other	70,879	49,953
Total revenues	292,278	260,195

Costs and expenses
Location operating costs, excluding depreciation and amortization	97,826	86,228
Location payroll and benefit costs	75,244	67,436
Location food and beverage costs	21,935	20,530
Selling, general and administrative expenses, excluding depreciation and amortization	35,345	34,811
Depreciation and amortization	33,195	36,983
Loss on impairment and disposal of fixed assets, net	1,375	1,472
Other operating income, net	(888)	(211)
Total costs and expenses	264,032	247,249

Operating income	28,246	12,946

Other (income) expenses
Interest expense, net	53,397	48,670
Change in fair value of earnout liability	(3,527)	(48,921)
Other expense	4,931	—
Total other expense (income)	54,801	(251)

(Loss) income before income tax benefit	(26,555)	13,197

Income tax benefit	(12,757)	(9,898)
Net (loss) income	$(13,798)	$23,095

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024
Net cash (used in) provided by operating activities	$(6,408)	$29,413
Net cash used in investing activities	(315,147)	(39,924)
Net cash provided by (used in) financing activities	292,671	(17,806)
Effect of exchange rate changes on cash	230	(207)
Net decrease in cash and cash equivalents	(28,654)	(28,524)

Cash and cash equivalents at beginning of period	59,686	66,972

Cash and cash equivalents at end of period	$31,032	$38,448

Balance Sheet and Liquidity
As of September 28, 2025 and June 29, 2025, our calculation of net debt was as follows:

(in thousands)	September 28, 2025	June 29, 2025
Cash and cash equivalents	$31,032	$59,686
Bank debt and loans	1,712,408	1,321,790
Net debt	$1,681,376	$1,262,104

As of September 28, 2025 and June 29, 2025, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	September 28, 2025	June 29, 2025
Cash and cash equivalents	$31,032	$59,686
Revolver Capacity	425,000	335,000
Amounts outstanding on Revolver	—	(30,000)
Revolver capacity committed to letters of credit	(24,122)	(22,422)
Total cash on hand and revolving borrowing capacity	$431,910	$342,264

GAAP to non-GAAP Reconciliations

	Same Store Revenue
	Three Months Ended
(in thousands)	September 29, 2024	September 28, 2025
Total Revenue - Reported	$260,195	$292,278

less: Service Fee Revenue	(650)	(586)

Revenue Excluding Service Fee Revenue	$259,545	$291,692

less: Non-Location Related (including Closed Centers)	(4,110)	(3,121)

Total Location Revenue	$255,435	$288,571

less: Acquired Revenue	—	(34,091)

Same Store Revenue	$255,435	$254,480

% Year-over-Year Change
Total Revenue – Reported		12.3%
Total Revenue excluding Service Fee Revenue		12.4%
Total Location Revenue		13.0%
Same Store Revenue		(0.4)%

	Adjusted EBITDA Reconciliation
	Three Months Ended
(in thousands)	September 28, 2025	September 29, 2024
Consolidated
Revenue	$292,278	$260,195
Net (loss) income - GAAP	(13,798)	23,095
Net (loss) income margin	(4.7)%	8.9%
Adjustments:
Interest expense	53,397	48,670
Income tax benefit	(12,757)	(9,898)
Depreciation and amortization	33,500	37,437
Loss on impairment, disposals, and other charges, net	1,375	1,472
Share-based compensation	3,486	4,503
Closed location EBITDA (1)	521	2,205
Transactional and other advisory costs (2)	9,997	3,259
Changes in the value of earnouts (3)	(3,527)	(48,921)
Other, net (4)	460	1,121
Adjusted EBITDA	$72,654	$62,943
Adjusted EBITDA Margin	24.9%	24.2%

(1)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(3)The adjustment for changes in the value of earnouts is to remove of the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability is recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(4)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) severance expense, and (iii) other individually de minimis expenses.

Contacts:
Lucky Strike Entertainment Corporation Investor Relations
IR@LSEnt.com